FINRA
Financial Industry Regulatory Authority

✓ Your form was submitted to FINRA successfully. Please print this form now if you wish to retain a copy for your records.

Filing ID: 1504219 (Please retain this number for further inquiries regarding this form)
Submitted By: ksutton127
Submitted Date: Thu Jul 06 17:08:47 EDT 2017

Back to Filing Cabinet Logout ksutton127

Company Information

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Company Information

Review the Form Instructions prior to completing the form.

Company Name * Makh Group Corp.

Company Address

Street 1 *	Zheng Road (5# Plant)	Country *	China
Street 2	Shushan Industrial Park	State *	NONE
Street 3		City *	Hefei
Website		Zip/Postal Code *	230031
Telephone *	+189-5653-9083	Facsimile	

Is Company required to file reports pursuant Section 13 or 15(d) of the Exchange Act? *

(•) Yes ( ) No

SEC CIK# 0001657045

Is the Company a bank or savings association that files periodic reports with its appropriate Federal banking agency or State bank supervisor (as defined in U.S.C. 1813)? *

( ) Yes (•) No

Country of Incorporation *	State of Incorporation *	Date of Incorporation *
United States	Nevada	08/13/2014

Is the Company in 'Good Standing' in its state of incorporation? *

(•) Yes ( ) No

Contact Information

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Contact Information

Review the Form Instructions prior to completing the form.

First Name *	Kyle	Last Name *	Sutton
Title *	Associate Attorney		
Contact Firm Name *	Dacheng Law Offices (Chicago)	☐ Same as Company	
Affiliation with Company *	Attorney		
Address	☐ Same as Company		
Street 1 *	77 W. Washington St.	Country *	United States
Street 2	Ste. 800	State *	Illinois
Street 3		City *	Chicago
		Zip/Postal Code *	60602
Telephone *	3127822090	Email Address *	kyles@johnhuanglaw.com
		Facsimile	3123867495

Company Officers and Directors

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Company Officers and Directors

Review the Form Instructions prior to completing the form.

Click a row to edit it.

1. 1. Company Officers and Directors

First Name *	Dagen
Last Name *	Cheng
Title *	Director
Email Address *	1094353180@qq.com
Date of Appointment *	01/30/2017

2. 2. Company Officers and Directors

First Name *	Xinlong
Last Name *	Liu
Title *	COO & Director
Email Address *	1094353180@qq.com
Date of Appointment *	01/30/2017

3. 3. Company Officers and Directors

First Name * Shoachun
Last Name * Dong
Title * Director
Email Address * 1094353180@qq.com
Date of Appointment * 01/30/2017

4. 4. Company Officers and Directors

First Name * Aiyun
Last Name * Xu
Title * CFO & Director
Email Address * 1094353180@qq.com
Date of Appointment * 01/30/2017

5. 5. Company Officers and Directors

First Name * John
Last Name * Huang
Title * Secretary & Legal Counsel
Email Address * zhengdong.huang@dentons.cn
Date of Appointment * 04/01/2017

6. 6. Company Officers and Directors

First Name * Yonghua
Last Name * Kang
Title * CEO & Director
Email Address * 271221620@qq.com
Date of Appointment * 01/30/2017

Are any of the Officers, Directors, or parties related to the company and/or company-related action the subject of pending, adjudicated or settled regulatory action or investigation by a federal, state or foreign regulatory agency or self-regulatory organization; or a civil or criminal action related to fraud or securities laws violations? *

○ Yes ◉ No

Transfer Agency

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Transfer Agency

Review the Form Instructions prior to completing the form.

Transfer Agency Name * Globex Transfer, LLC. **Date of Appointment *** 05/26/2016

Agency Representative First Name *	Agency Representative Last Name *	Agency Representative Email *
Efriam	Rios	er@globextransfer.com

Address

Street 1 * 780 Deltona Blvd. **Country *** United States
Street 2 Suite 202 **State *** Florida

Street 3 | City * Deltona
Zip/Postal Code * 32725
Telephone * 8133444490 | Website | Facsimile

Does the transfer agency have a Co Agent relationship with another Transfer Agency? *

○ Yes ◉ No

Is the transfer agency the same transfer agency that will process this corporate action? *

◉ Yes ○ No

Security Information

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Security Information

Review the Form Instructions prior to completing the form.

Current Issue Symbol: MKKH

Current Cusip:

Security Type *: Common Stock

New Cusip:

Security Description *: Common Stock

Does this issue trade on a foreign exchange? *

○ Yes ◉ No

Are you aware of any current trading or clearing restriction by any exchange, government agency, self-regulatory organization of clearing organization imposed on the company's shares/ADR? *

○ Yes ◉ No

Transactions

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Transactions

Please check all corporate actions that apply. Additionally please see FINRA Rule 6490 Fee Schedule for application fees.

☐ Stock Split

☐ Merger / Acquisition

☑ Name Change

Company Name *: Wewin Group Corp.

Is name change the result of merger, reverse

merger or acquisition? * ○ Yes ◉ No

Legal Effective date of name change [ ]

☑ OTC Voluntary Symbol Change Request

All submissions of OTC voluntary symbol results must be accompanied by $500, non-refundable fee.

Preference #1 * WWIN

Preference #2 WEWN

Preference #3 WWGC

FINRA will make its best attempt to honor the requests above; however, granting of a symbol is subject to availability. FINRA can give no guarantee that any of the request above will be granted.

☐ Spin Off

☐ Domicile Change

☐ Rights Offering

☐ Liquidation

☐ Dividend/Distribution

☐ Redemption

☐ Bankruptcy

☐ Other

Documentation

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Documentation

Please attach the following documentation. If the Company is an SEC report company and has filed the required documents with the SEC, the Company can provide, in lieu of the required documents listed below, the SEC filing type (i.e., 8k, 10k, etc.) and the date of the filing of each document.

Executed and notarized copy of the Board of Directors Resolutions or notarized officer's certificate authorizing the requested corporate action.

Notarized Director Resolution.pdf 311195 bytes

Notarized and executed shareholder approval authorizing the requested corporate action or notarized officer's certificate indicating shareholder approval of requested corporate action. If issuer's state of domicile does not require shareholder approval for requested corporate action, please provide specific state law that states the item is not required.

Notarized Shareholder Resolution.pdf 309709 bytes

File stamped Articles of Incorporation from the time the company began using its current name.

Nevada Articles of Incorporation.pdf 155022 bytes

Letter providing a full corporate history beginning at the original date of incorporation including all corporate changes, but not limited to, changes of control, reverse mergers, name changes, share exchanges, purchase agreements, etc. that have occurred until present day.

LETTER PROVIDING FULL CORPORATE HISTORY.doc 27136 bytes

Executed appointments of the current corporate officers and directors of the issuer. The appointments may be submitted as executed resolutions by the former officers appointing the new officers; filings made to the SEC; filings with the Secretary of State showing the appointment of the new officers and the resignations of the prior officers; or appointments reaffirming the officer's position within the company executed and notarized.

8K Dirs Resign Ch Control [Final].docx 23262 bytes

Executed resignation from the prior corporate officers and directors of the issuer. The resignations may be submitted as executed resignation letters; filings made to the SEC; certifications from the secretary of the company certifying that the former officers of the company departed on their own accord and the departure was not followed by a change of control/corporate shell transaction; legal opinion letter, from outside counsel, certifying that the former officers of the company departed on their own accord and the departure was not followed by a change of control/corporate shell transaction which should include the details surrounding the resignations and the control was obtained in accordance with the corporation's by-laws and State and Federal securities law; or filings with the Secretary of State showing the appointment of the new officers and the resignations of the prior officers

Resignation.jpg 40370 bytes

CUSIP confirmation from the CUSIP Service Bureau (212-438-6565 or www.cusip.com) indicating the current status of the CUSIP for the Issue(s), if applicable. Please note: current CUSIP should not be suspended until shortly before requested corporate action is announced.

CUSIP Confirmation _ WEWIN GROUP CORP.pdf 101259 bytes

File stamped Articles of Amendment amending the company from its current name to the new name.

File Stamped Amendment to AOC.PDF 1517079 bytes

File-stamped articles of merger if name change is as a result of a merger.

Plan of merger if name change is as a result of a merger

For companies that are not current in their SEC filings, executed and notarized documents relating to the appointment of the current corporate officers and directors. If appointment is less than 6 months, attach documents relating to the resignation of prior corporate officers and directors.

Please attach any other relevant documentation if applicable.

Certification

Issuer Company Related Action Notification

All fields marked with * are mandatory.

Fees Owed

Please note that the actual amount due for the corporate actions may change after review of the information submitted to FINRA. Please see FINRA Rule 6490 Fee Schedule for applicable fees.

Transaction Option	Fee Name	Fee
Stock Split		$0.00
Spin-off		$0.00
Dividend/Distribution		$0.00
Merger/Acquisition		$0.00
Redemption		$0.00
Rights Offering		$0.00

Bankruptcy	$0.00
OTC Voluntary Symbol Change Request Voluntary Symbol Change Request	$500.00
Liquidation	$0.00
Total Fees Due	**$500.00**

☑ **I hereby certify that the information disclosed in this Issuer Company-Related Action Notification Form is accurate and true to the best of my information, knowledge and belief, and that I have all necessary authority to submit this form on behalf of the named issuer and to respond to communications related to this form.** *

Printed Name * Kyle Sutton

Date * 07/06/2017

To submit form, click 'make payment' button. Please note that you have the option to submit payment or decline to a later date, and clicking 'I Decline' will return you to a read-only version of your submitted form.